Exhibit 99.1

Ocwen Financial Corporation®

 FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES

AMENDMENT TO SENIOR SECURED TERM LOAN

West Palm Beach, FL – (March 24, 2016) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a financial services holding company, today announced that it has entered into an amendment to its Senior Secured Term Loan (SSTL), which will become effective on March 28, 2016.

The key points of this amendment are:

•	Permanently removes the consolidated total debt to consolidated tangible net worth ratio, corporate leverage ratio and interest coverage ratio financial covenants.
•	Maintains the loan-to-value ratio covenant at its current 40% level throughout the remaining term of the SSTL.
•	Limits the repurchase of (i) the Company’s common stock or options to an amount not to exceed $20 million and (ii) the Company’s 6.625% Senior Notes due 2019 to an amount not to exceed $30 million. These limits may be refreshed if the Company makes additional voluntary prepayments under the SSTL.
•	Requires the Company to make a prepayment on the SSTL in an amount equal to $6.3 million (for a total of $19.0 million) on each of May 31, 2016, July 29, 2016 and September 30, 2016.
•	Provides for certain clarifications, additions and cleanup items in the collateral value calculations.

“We appreciate the confidence our lenders have shown in us,” said Ron Faris, Chief Executive Officer of Ocwen. “This amendment provides us with additional flexibility under our financial covenants, while providing our lenders additional early principal payments on the SSTL and enhanced covenants regarding our ability to repurchase our equity and unsecured debt.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2015. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com